UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

ACXIOM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Information Way, P.O. Box 8180

Little Rock, Arkansas 72203-8180

(Address of principal executive offices, including zip code)

501-342-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Item 3.03 on this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On October 5, 2007, Acxiom Corporation (the “Company”) and Computershare Trust Company, N.A., a national banking association (successor to First Chicago Trust Company of New York) (the “Rights Agent”) entered into Amendment No. 3 (the “Amendment”) to the Rights Agreement between the Company and the Rights Agent dated January 28, 1998, as amended by Amendment No. 1 dated May 26, 1998 and Amendment No. 2 dated May 16, 2007 (the “Rights Agreement”). The Company and the Rights Agent have entered into the Amendment in connection with the termination of the Agreement and Plan of Merger, dated as of May 16, 2007, by and among the Company, Axio Holdings, LLC and Axio Acquisition Corp (the “Merger Agreement”). The Amendment removes the provisions that were added by Amendment No. 2, which had permitted the execution of the Merger Agreement and consummation of the transactions thereunder without triggering the provisions of the Rights Agreement and had provided that the Rights Agreement would expire immediately prior to the consummation of the transactions contemplated by the Merger Agreement.

Computershare Shareholder Services, Inc., an affiliate of the Rights Agent, serves as the Company’s transfer agent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

4.1	Amendment No. 3 to the Rights Agreement between Computershare Trust Company and Acxiom Corporation, dated October 5, 2007 (1)

(1) Previously filed as Exhibit 4.5 to the Company’s Form 8-A/A with the Securities and Exchange Commission on October 5, 2007 and incorporated herein by reference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

Date: October 5, 2007	By:	/s/ Jerry C. Jones
Name: Jerry C. Jones Title: Business Development/Legal Leader

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 3 to the Rights Agreement between Computershare Trust Company and Acxiom Corporation, dated October 5, 2007 (1)

(1) Previously filed as Exhibit 4.5 to the Company’s Form 8-A/A with the Securities and Exchange Commission on October 5, 2007 and incorporated herein by reference.